UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 5, 2005

Newell Rubbermaid Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-09608	363514169
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10B Glenlake Parkway, Suite 600, Atlanta, Georgia		30328
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-407-3800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 5, 2005, an authorized committee of the Board of Directors of Newell Rubbermaid Inc. (the "Company") approved the sale of the Company’s Newell Cookware Europe business, subject to various conditions summarized below. On the same date, the Company entered into an agreement for the intended sale of the Newell Cookware Europe business to Arc International S.A., an international manufacturer and marketer of cookware products based in France (the "Agreement"). Newell Cookware Europe manufactures, markets and sells various cookware products, primarily under the brands Pyrex® (used under exclusive license from Corning Incorporated and its subsidiaries in Europe, the Middle East and Africa only) and Vitri®, and temperature tolerant glass components for original equipment manufacturers of appliances and cookware, in Europe, the Middle East and Africa. The Company’s other European businesses, and the Company’s Calphalon business, would not be affected by the sale.

The intended sale is subject to consultation with works councils, trade unions and employees in certain of the countries concerned, as required by law. The Company has instituted consultation with respect to the intended sale and shall give due consideration to the opinions of such councils, unions and employees as required by law in the context of the contemplated sale. Completion of the intended sale would also be subject to regulatory approvals and other conditions. The Company currently anticipates that the intended sale would be completed on or before January 31, 2006.

In connection with this intended sale, the Company expects to record a total non-cash loss in the amount of $25 to $35 million, of which approximately $23 million will be recorded as a non-cash impairment charge in the third quarter of 2005. On October 5, 2005, the Company’s management determined that this impairment charge is required under generally accepted accounting principles in order to write the fixed assets of the Newell Cookware Europe business down to their fair value, based on the estimated proceeds of the intended sale. The Newell Cookware Europe business had 2004 sales of approximately $115 million.

Item 2.06 Material Impairments.

The information under Item 2.05 above is incorporated in this Item 2.06 by reference.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 is a copy of the Company’s press release, dated October 11, 2005, announcing the intended sale of the Newell Cookware Europe business. Such information is furnished pursuant to Item 7.01 of Form 8-K. Consequently, it is not deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number Description

99.1 Press Release, dated October 11, 2005, issued by Newell Rubbermaid Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newell Rubbermaid Inc.

October 11, 2005	By:	/s/ Ronald L. Hardnock

Name: Ronald L. Hardnock
Title: Vice President - Corporate Controller

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated October 11, 2005, issued by Newell Rubbermaid Inc.